Exhibit 10.4
SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
    This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of May 24, 2007, and entered into by and among ALLERGAN, INC. (the “Company”), the banks and other financial institutions signatory hereto that are parties as Banks to the Credit Agreement referred to below (the “Banks”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), CITICORP USA INC., as syndication agent, and BANK OF AMERICA, N.A., as documentation agent.
Recitals
    A. The Company, the Banks, and the Agents have entered into that certain Amended and Restated Credit Agreement dated as of March 31, 2006 (as heretofore amended, the “Credit Agreement”), by and among the Company, the Eligible Subsidiaries referred to therein, the Banks party thereto, the Administrative Agent, Citicorp USA Inc., as syndication agent, and Bank of America, N.A., as documentation agent. Capitalized terms used in this Amendment without definition shall have the meanings given such terms in the Credit Agreement.
    B. The Company has requested certain modifications to the provisions of the Credit Agreement.
    C. The Banks are willing to agree to the modifications requested by the Company, on the terms and conditions set forth in this Amendment.
Agreement
    NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the Company and the Banks agree as follows:
    1. Amendments to the Credit Agreement.
      (a) The definition of “Termination Date” in Section 1.01 of the Credit Agreement is amended to read as follows:
“Termination Date” means May 24, 2012, or such later date to which the Termination Date may be extended pursuant to Section 2.20, or if any such date is not a Euro-Currency Business Day, the next succeeding Euro-Currency Business Day.
  (b) The following new Section 2.20 is added to the Credit Agreement:
  Section 2.20. Extension Option. (a) The Termination Date may be extended on one or more occasions in the manner set forth in this Section for a period of one year from the Termination Date then in effect. If the Company wishes to request an extension of the Termination Date, the Company shall give written notice to

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that effect to the Administrative Agent not less than 45 days nor more than 90 days prior to each anniversary of the date hereof that occurs on or prior to the Termination Date then in effect, whereupon the Administrative Agent shall promptly notify each of the Banks of such request. Each Bank will use its best efforts to respond to such request, whether affirmatively or negatively, as it may elect in its sole and absolute discretion, within 20 days of such notice to the Administrative Agent. If any Bank shall not have responded affirmatively within such 20-day period, such Bank shall be deemed to have rejected the Company’s proposal to extend its Commitment and only the Commitments of those Banks which have responded affirmatively shall be extended, subject to receipt by the Administrative Agent of (i) counterparts of an extension agreement in a form reasonably satisfactory to it (the “Extension Agreement”) duly completed and signed by the Company, the Administrative Agent and all of the Banks which have responded affirmatively and (ii) a certificate of a duly authorized officer of the Company to the effect that, on and as of the effective date of such extension and after giving effect thereto, the representations and warranties of the Borrowers set forth in this Agreement are true in all material respects and no Default has occurred and is continuing. No extension of the Commitments pursuant to this Section 2.20 shall be legally binding on any party hereto unless and until such Extension Agreement is so executed and delivered by the Company and Banks having at least 66 2/3% of the aggregate amount of the Commitments.
  (b) If any Bank rejects, or is deemed to have rejected, the Company’s request to extend its Commitment, this Agreement shall terminate on the Termination Date then in effect with respect to such Bank, and the Borrowers shall pay to such Bank on such Termination Date any amounts due and payable to such Bank on such date. On the date of termination of any Bank’s Commitment as contemplated by this subsection (b), the respective participations of the other Banks in all outstanding Letters of Credit shall be redetermined on the basis of their respective Commitments after giving effect to such termination, and the participation therein of the Bank whose Commitment is terminated shall terminate; provided that the Borrowers shall, if and to the extent necessary to permit such redetermination of participations in Letters of Credit within the limits of the Commitments which are not terminated, prepay on such date a portion of the outstanding Loans, and such redetermination and termination of participations in outstanding Letters of Credit shall be conditioned upon their having done so.

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  (c) The Administrative Agent shall promptly notify the Banks of the effectiveness of each extension of the Commitments pursuant to this Section 2.20.
      (c) Section 3.02(e) is amended by the addition of the phrase “in all material respects” immediately following the word “true.”
      (d) Section 4.04 of the Credit Agreement is amended by changing each reference to the date “December 31, 2005” to “December 31, 2006”.
      (e) The definition of “Interest Coverage Ratio” and the text of Section 5.09 of the Credit Agreement are deleted.
      (f) Section 8.06 of the Credit Agreement is amended by inserting the following new clause (iv) immediately following clause (iii):
or (iv) any Bank has rejected, or is deemed to have rejected, the Company’s request to extend the Commitments pursuant to Section 2.20 and such request has been accepted by Banks having at least 66 2/3 % of the aggregate amount of the Commitments,
      (g) The Pricing Schedule attached to the Credit Agreement (the “Existing Pricing Schedule”) is deleted and replaced by the Pricing Schedule attached to this Amendment (the “New Pricing Schedule”). The New Pricing Schedule shall apply to interest and fees accruing under the Credit Agreement on and after the date hereof. The Existing Pricing Schedule shall continue to apply to interest and fees accruing under the Credit Agreement prior to the date hereof.
    2. Effectiveness. This Amendment shall be effective as of the date hereof when the Administrative Agent shall have received from each of the Company and the Banks a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof.
    3. Effect of Amendment; Ratification. From and after the date on which this Amendment becomes effective, all references to the Credit Agreement shall mean the Credit Agreement as amended hereby. Except as expressly amended hereby or waived herein, the Credit Agreement and the Notes shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed. The Company confirms that as amended hereby, each of the Credit Agreement and the Notes is in full force and effect.
    4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
    5. Counterparts; Integration. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment and the Credit Agreement as amended hereby constitute the entire agreement and understanding among the parties hereto

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and supersede any and all prior agreements and understandings, oral or written, related to the subject matter hereof.
    6. Representations of Company. The Company represents and warrants that (i) the representations and warranties of the Company set forth in Article 4 of the Credit Agreement as amended hereby will be true in all material respects on and as of the date of effectiveness of this Amendment and (ii) no Default will have occurred and be continuing on such date.

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    IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment as of the date set forth above.

ALLERGAN, INC.
By:	/s/ Jeffrey L. Edwards
	Name:	Jeffrey L. Edwards
	Title:	Exec. V.P., Finance and Business Development, CFO

By:	/s/ James M. Hindman
	Name:	James M. Hindman
	Title:	Sr. V.P. Treasury, Risk and Investor Relations

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent
By:	/s/ Stephanie Parke
	Name:	Stephanie Parke
	Title:	Executive Director

CITICORP USA, INC., individually and as Syndication Agent
By:	/s/ Carolyn Wendler
	Name:	Carolyn Wendler
	Title:	Managing Director and Vice President

BANK OF AMERICA, N.A., individually and as Documentation Agent
By:	/s/ Jill J. Hogan
	Name:	Jill J. Hogan
	Title:	Vice President

MORGAN STANLEY BANK
By:	/s/ Daniel Twenge
	Name:	Daniel Twenge
	Title:	Authorized Signatory Morgan Stanley Bank

WILLIAM STREET COMMITMENT CORPORATION (Recourse only to assets of William Street Commitment Corporation)
By:	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Assistant Vice President

WELLS FARGO BANK, N.A.
By:	/s/ Ling Li
	Name:	Ling Li
	Title:	Vice President

PRICING SCHEDULE
     Each of “Facility Fee Rate” and “Euro-Currency Margin” means, for any date, the rate set forth below in the row opposite such term and in the column corresponding to the “Status” and "Utilization” that exist on such date:

Status	Level I	Level II	Level III	Level IV	Level V	Level VI
Facility Fee Rate	.0400%	.0500%	.0600%	.0700%	.1000%	.1500%
Euro-Currency Margin
Utilization < 50%	.1100%	.1500%	.1900%	.2800%	.3500%	.5000%
Utilization > 50%	.1600%	.2000%	.2400%	.3300%	.4000%	.5500%

     For purposes of this Schedule, the following terms have the following meanings, subject to the concluding paragraph of this Schedule:
     "Level I Status” exists at any date if, at such date, the Borrower’s Credit Rating is A+ or higher by S&P or A1 or higher by Moody ‘s.
     "Level II Status” exists at any date if, at such date, (i) the Borrower’s Credit Rating is A or higher by S&P or A2 or higher by Moody’s and (ii) Level I Status does not exist.
     "Level III Status” exists at any date if, at such date, (i) the Borrower’s Credit Rating is A- or higher by S&P or A3 or higher by Moody’s and (ii) neither Level I Status nor Level II Status exists.
     "Level IV Status” exists at any date if, at such date, (i) the Borrower’s Credit Rating is BBB+ or higher by S&P or Baa1 or higher by Moody’s and (ii) none of Level I Status, Level II Status and Level III Status exists.
     "Level V Status” exists at any date if, at such date, (i) the Borrower’s Credit Rating is BBB or higher by S&P or Baa2 or higher by Moody’s and (ii) none of Level I Status, Level II Status, Level III Status or Level IV Status exists.
     "Level VI Status” exists at any date if, at such date, no other Status exists.
     "Status” refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status exists at any date.
     "Utilization” means at any date the percentage equivalent of a fraction (i) the numerator of which is the aggregate outstanding principal amount of the Loans and Letter of Credit Liabilities at such date, after giving effect to any borrowing, issuance or payment on such date, and (ii) the denominator of which is the aggregate amount of the Commitments at such date, after giving effect to any reduction of the Commitments on such date. For purposes of this Schedule, if for any reason any Loans or Letter of Credit Liabilities remain outstanding after termination of the Commitments, the Utilization for each date on or after the date of such termination shall be deemed to be 100%.

     The Credit Ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date. In the case of split ratings from S&P’s and Moody’s, the rating to be used to determine which Status applies is the higher of the two; provided that if the split is more than one full category, one rating above the lower rating shall be used (e.g. A+/A3 results in Level II Status and A+/Baa1 in Level III Status).

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